Exhibit 10.6

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.

PARENT GUARANTY AGREEMENT

Dated as of December 27, 2023

made by

PROFRAC HOLDING CORP.,

as Parent Guarantor,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent, on behalf of

THE HOLDERS OF THE NOTES REFERRED TO IN

THE INDENTURE REFERRED TO HEREIN

(i)

GUARANTY AGREEMENT

GUARANTY AGREEMENT dated as of December 27, 2023 (this “Guaranty”), made by ProFrac Holding Corp., a Delaware corporation (the “Parent Guarantor”), in favor of U.S. Bank Trust Company, National Association, as trustee and collateral agent (in such capacities, the “Agent”) under the Indenture (as defined below) on behalf of the holders of the Notes (as defined below) from time to time. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein as therein defined (whether directly or by reference to another agreement or document), and the rules of construction set forth in Section 1.03 of the Indenture are hereby incorporated by reference, mutatis mutandis.

WHEREAS, on the date hereof, ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), will issue and sell pursuant to a Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company, ProFrac Holdings, LLC (“Holdings”) and the other guarantors specified therein (the “Note Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and the purchasers set forth therein (the “Note Purchasers”), $520.0 million in aggregate principal amount of Senior Secured Floating Rate Notes (the “Notes”);

WHEREAS, the Notes will be governed by an Indenture, dated as of the date hereof, among the Company, the Note Guarantors and the Agent (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Indenture”);

WHEREAS, as of the date hereof, the Parent Guarantor indirectly owns 100% of the membership interests in the Company and each Note Guarantor;

WHEREAS, the Parent Guarantor expects to receive substantial direct and indirect benefits from the issuance of the Notes (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the purchase of the Notes by the Note Purchasers that the Parent Guarantor shall have executed and delivered this Guaranty;

NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Note Purchasers to enter into the Purchase Agreement, the Parent Guarantor hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability.

(a) Subject to Section 1(b), the Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees as primary obligor and not merely as surety, to the Agent, for the benefit of the holders of the Notes from time to time (the “Noteholders”), the punctual payment in full in cash when due, whether at scheduled maturity or on any earlier date of a required prepayment by reason of acceleration, demand or otherwise, of all present and future loans, advances, liabilities, obligations, covenants, duties and debts owing by the Note Parties and/or their respective subsidiaries or any of them, to the Agent, any Noteholders and/or any Indemnified Person, arising under or pursuant to the Indenture, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, primary or secondary, as principal or guarantor, and including (i) all principal, interest, prepayment premiums, payments, minimum earnings amount, charges, expenses, fees, attorneys’ fees, attorney costs, filing fees and any other sums chargeable to any Note Party or Subsidiary thereof under any of the Note Documents, and (ii) any of the foregoing and any other interest, fees, or amounts accruing during an Insolvency or Liquidation Proceeding by or against any Note Party or Subsidiary naming such Person as the debtor in such proceeding (regardless of whether allowed in such proceeding) (such obligations described above in this clause (a), and any extensions, modifications, substitutions, amendments or renewals thereof being the “Guaranteed Obligations”)), and agrees to pay any and all expenses

(including, without limitation, attorney costs) incurred by the Agent or any Noteholders (in each case, to the extent and subject to the limitations, if any, provided for in the Indenture) in enforcing any rights under this Guaranty or any Note Document. Without limiting the generality of the foregoing, the Parent Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Note Party to any Noteholder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Note Party. Upon the occurrence and during the continuance of (A) any “Event of Default” under and as defined in clauses (7) and (8) of Section 6.01 of the Indenture, (B) any “Event of Default” under and as defined in the Indenture (other than as set forth in sub clause (A) above) (an “Indenture Event of Default”) and upon delivery of a notice by the Agent to the Parent Guarantor of its intent to exercise its rights and remedies under this Guaranty and/or (C) any Indenture Event of Default that results in the Agent or the Noteholders declaring the Notes to be due and payable, the obligations of the Parent Guarantor hereunder with respect to Guaranteed Obligations shall become immediately due and payable, without demand or notice of any nature (other than as specified in subclause (B) above), all of which are expressly waived by the Parent Guarantor. Payments by the Parent Guarantor hereunder may be required by the Agent in accordance with the provisions hereof on any number of occasions. All payments by the Parent Guarantor hereunder shall be made to the Agent within three Business Days following the date after receipt of a written demand from the Agent, in the manner and at the place of payment specified by the Agent.

(b) Anything contained in this Guaranty to the contrary notwithstanding, the Parent Guarantor, and by its acceptance of this Guaranty and the Agent and each Noteholder, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of the Parent Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of the Parent Guarantor hereunder (collectively, “Fraudulent Transfer Laws”). To effectuate the foregoing intention, the Agent, on behalf of the Noteholders, and the Parent Guarantor hereby irrevocably agree that the obligations of the Parent Guarantor under this Guaranty at any time shall be limited to an amount equal to the largest aggregate amount that would not, at such time, result in the obligations of the Parent Guarantor under this Guaranty being subject to avoidance as a fraudulent transfer or conveyance but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, and in each case:

(i) after giving effect to all liabilities of the Parent Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding: (A) any liabilities of the Parent Guarantor in respect of intercompany indebtedness to Holdings or any Subsidiary to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Parent Guarantor hereunder; (B) any obligations of the Parent Guarantor under this Guaranty; and (C) any obligations of the Parent Guarantor under each of its other guarantees of and joint and several co-borrowings of debt, in each case which contain a limitation as to maximum amount substantially similar to that set forth in this Section 1(b) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent the Parent Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of the Parent Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 1(b)), multiplied by (2) a fraction (X) the numerator of which is the aggregate principal amount of the Parent Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 1(b)), and (Y) the denominator of which is the sum of (I) the aggregate principal amount of the obligations of the Parent Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 1(b)), (II) the aggregate principal amount of the obligations of the Parent Guarantor under this Guaranty (notwithstanding the operation of this Section 1(b)), and (III) the aggregate principal amount of the obligations of the Parent Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 1(b)); and

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Parent Guarantor pursuant to applicable requirements of any Governmental Authority or pursuant to the terms of any agreement (including any under Section 1(d)).

For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in the Indenture (“Bankruptcy Event”) or the Bankruptcy Code, or any similar foreign, federal or state law for the bankruptcy, insolvency, or reorganization, or relief of debtors.

(c) The Parent Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Noteholder under this Guaranty or any other guaranty, the Parent Guarantor will contribute, to the maximum extent permitted by law, such amounts to each Note Party so as to maximize the aggregate amount paid to the Noteholders in respect of the Guaranteed Obligations.

Section 2. Guaranty Absolute. The Parent Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder with respect thereto. The Guaranty by the Parent Guarantor hereunder is a guaranty of payment (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and is in no way conditioned upon any requirement that the Agent or Noteholders first attempt to collect any portion of the Obligations from the Company or any Note Party or resort to any other means of obtaining payment. The Obligations of the Parent Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Note Party, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any other Note Party or whether the Company or any other Note Party is joined in any such action or actions. The liability of the Parent Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Parent Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Note Document or any agreement or instrument relating thereto or relating to any other Guaranteed Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Note Party under or in respect of the Note Documents or any agreement or instrument relating thereto or relating to any other Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note Document or any agreement or instrument relating thereto or relating to any other Guaranteed Obligations, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Note Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Note Party or any other assets of any Note Party or any of its Subsidiaries;

(e) any (i) change, restructuring or termination of the corporate structure or existence of the Parent Guarantor or any of its Subsidiaries and (ii) change, whether direct or indirect, in the Parent Guarantor’s relationship to any of its Subsidiaries or other Note Party, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution, disposal, or other disposition of any stock, equity interest or other security, assets or property of a Note Party, the Parent Guarantor or any other Person;

(f) any failure of the Agent or any Noteholder to disclose to any Note Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Note Party now or hereafter known to such Noteholder (the Parent Guarantor waives any duty on the part of the Agent and the Noteholders to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, or any other guaranty or agreement or the release or reduction of liability of the Parent Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

(h) any failure of any Noteholder to assert any claim or demand or to enforce any right or remedy against the Parent Guarantor or any other Person under the provisions of any Note Document or any other guarantor of, or collateral securing, any Guaranteed Obligations;

(i) any defense based on any claim that the Parent Guarantor’s obligations exceed or are more burdensome than those of the Company or any other Note Party;

(j) any benefit of and any right to participate in any security now or hereafter held by any Noteholder;

(k) any assignment for the benefit of any Noteholder or any other marshalling of assets and liabilities of the Parent Guarantor;

(l) any reduction, limitation, impairment or termination of any Guaranteed Obligations (except in the case of the payment in full of all Obligations under the Indenture and the Notes in accordance with the terms of the Indenture (“Full Payment”)) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Parent Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or otherwise;

(m) any existence of or reliance on any representation by any Noteholder or any other circumstance which might otherwise constitute a defense (other than a defense of Full Payment of the Obligations) available to, or a legal or equitable discharge of, the Company, the Parent Guarantor, surety, Person or any other guarantor; or

(n) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Noteholder that might otherwise constitute a defense (other than a defense of Full Payment of the Obligations) available to, or a discharge of, any Note Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded, invalidated, set aside, or must be restored, repaid or otherwise returned by any Noteholder, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Note Party or otherwise, all as though such payment had not been made, and the Parent Guarantor agrees that it will, as primary obligor and not merely as surety, with the other Guarantors, indemnify the Agent and any Noteholder on written demand for all reasonable and documented costs and expenses (including attorney costs) incurred by each such Noteholder in connection with such event, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer, fraudulent conveyance or similar payment under any Fraudulent Transfer Law or similar law, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, whether before or after judgment, including any Default Interest.

Section 3. Waivers and Acknowledgments.

(a) The Parent Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any and, unless otherwise expressly set forth herein or in any Note Document, all other notices or demands of any kind or nature whatsoever with respect to any of the Guaranteed Obligations or of the existence, creation or incurrence of new or additional Guaranteed Obligations, and this Guaranty and any requirement that any Noteholder protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Note Party or any other Person or any Collateral.

(b) The Parent Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty until the monetary Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and Full Payment of the Obligations shall have occurred and the Parent Guarantor acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Parent Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Noteholder that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent Guarantor or other rights of the Parent Guarantor to proceed against any Note Party, any other guarantor or any other Person or any Collateral, (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Parent Guarantor hereunder and (iii) any right to require that any resort be had by the Agent or any Noteholder to any security held for the payment of the Guaranteed Obligations or to any balance of any account or credit on the books of the Agent or any Noteholder in favor of the Company, any other party, or any other Person.

(d) The Parent Guarantor acknowledges that the Agent may, without notice to or demand upon the Parent Guarantor and without affecting the liability of the Parent Guarantor under this Guaranty, foreclose under the Notes Security Agreement pursuant to Section 16 thereof by nonjudicial sale or any corresponding analogous provision in any of the other Notes Collateral Documents, and the Parent Guarantor hereby waives any defense to the recovery by the Agent and the Noteholders against the Parent Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) The Parent Guarantor hereby unconditionally and irrevocably waives (i) any duty on the part of the Agent or any Noteholder to disclose to the Parent Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Note Party or any of its Subsidiaries now or hereafter known by the Agent or such Noteholder; (ii) any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Noteholder upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guaranty, and (iii) any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Agent or Noteholders from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Parent Guarantor before or after the commencement or completion of any foreclosure action involving the Company or any other Note Party, whether judicially, by exercise of power of sale or otherwise, and/or (B) any other defense arising due to waiver, release, discharge, or disallowance in bankruptcy, statute of limitations, statute of frauds, incapacity, minority, usury, illegality, unenforceability or any other objection or defense that may be available to the Parent Guarantor, or any other law or otherwise which in any other way would otherwise require any election of remedies by the Agent or Noteholders.

(f) All dealings between the Company, the Note Parties and the Parent Guarantor, on the one hand, and the Agent and the Noteholders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(g) The Parent Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated in the Note Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

(h) The Parent Guarantor acknowledges that it has a duty to read this Guaranty and the Note Documents and agrees that it is charged with notice and knowledge of the terms of this Guaranty and the Note Documents; that it has in fact read this Guaranty and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Guaranty; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Guaranty and the Note Documents; and has received the advice of its attorney in entering into this Guaranty and the Note Documents to which it is a party; and that it recognizes that certain of the terms of this Guaranty and the Note Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. THE PARENT GUARANTOR AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS GUARANTY AND THE NOTE DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”.

(i) The Parent Guarantor hereby irrevocably waives, to the extent it may do so under applicable law, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of any Fraudulent Transfer Law, or any successor provision of law of similar import, in the event of any Bankruptcy Event with respect to itself or any Note Party. Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event with respect to itself or any Note Party or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of the Parent Guarantor under this Guaranty or any Note Document), the Parent Guarantor shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Guaranty or any Note Document is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Law, or equivalent provisions any Fraudulent Transfer Law or any successor provision of law of similar import. If a Bankruptcy Event with respect to itself or any Note Party shall occur, the Parent Guarantor agrees after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable law, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of any Fraudulent Transfer Law, or any successor provision of law of similar import and, to give effect to such waiver, the Parent Guarantor consents to the assumption and enforcement of each provision of this Guaranty and any Note Document by the debtor-in-possession or its or any Note Party’s trustee in bankruptcy, as the case may be.

(j) The Parent Guarantor acknowledges that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with independent legal counsel of its choice and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Parent Guarantor otherwise may have against the Company, any other Guarantor, the Noteholders or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 4. Subrogation; Subordination; etc.

(a) Subrogation(b) . The Parent Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company or any other Note Party that arise from the existence, payment, performance or enforcement of the Parent Guarantor’s Obligations under or in respect of this Guaranty or any Note Document or any other agreement relating to any Guaranteed Obligations, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Noteholder against the Company or any other Note Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Note Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until Full Payment of the Obligations has occurred. If any amount shall be paid to the Parent Guarantor in violation of the immediately preceding sentence at any time prior to the date on which Full Payment of the Obligations has occurred, such amount shall be received and held in trust for the benefit of the Noteholders, shall be segregated from other property and funds of the Parent Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Note Documents or any other agreement relating to any Guaranteed Obligations, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Parent Guarantor shall make payment to any Noteholder of all or any part of the Guaranteed Obligations and (ii) Full Payment of the Obligations shall occur, the Noteholders will, at the Parent Guarantor’s request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Parent Guarantor pursuant to this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, the Parent Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any Note Party (the “Foreclosed Note Party”), including after Full Payment of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Capital Stock of such Foreclosed Note Party whether pursuant to this Guaranty or otherwise.

(b) Subordination. The payment of any amounts due with respect to any indebtedness of any Note Party for money borrowed or credit received now or hereafter owed to the Parent Guarantor is hereby expressly made subordinate and junior in right of payment to the Full Payment of the Obligations, and the Parent Guarantor agrees, after an Event of Default has occurred and is continuing, that it will not demand, sue for or otherwise attempt to collect any such indebtedness of any Note Party owed to the Parent Guarantor until Full Payment of the Obligations. If, notwithstanding the foregoing sentence, the Parent

Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations remain outstanding, following the occurrence and during the continuation of an Event of Default such amounts shall be collected, enforced and received by the Parent Guarantor as trustee for the Agent and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Parent Guarantor under the other provisions of this Guaranty.

(c) Provisions Supplemental. The provisions of this Section 4 shall be supplemental to and not in derogation of any rights and remedies of the Agent or Note Purchasers under any separate subordination agreement which the Agent or Note Purchasers may at any time and from time to time enter into with the Parent Guarantor for the benefit of the Agent or Note Purchasers, as applicable.

Section 5. Payments Free and Clear of Taxes. Any and all payments made by the Parent Guarantor under or in respect of this Guaranty or any Note Document shall be made in accordance with Section 4.01 of the Indenture.

Section 6. Representations and Warranties. The Parent Guarantor hereby represents and warrants on the date hereof as follows:

(a) The Parent Guarantor has the power and authority to execute, deliver and perform this Guaranty, to guarantee the Obligations, and to incur the Guaranteed Obligations. The Parent Guarantor has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered by it, and constitutes the legal, valid and binding obligations of the Parent Guarantor, enforceable against it in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Parent Guarantor’s execution, delivery and performance of this Guaranty does not conflict with, or constitute a violation or breach of, the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Parent Guarantor is a party or which is binding upon it, (ii) any Requirement of Law (as defined in the Notes Security Agreement) applicable to it, any Note Party or any of its respective Subsidiaries, or (iii) any organizational documents of it, any Note Party or any of its respective Subsidiaries, in each case, with respect to clauses (i), (ii) and (iii) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect.

(b) The Parent Guarantor (i) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

(c) The Parent Guarantor has delivered to the Agent (for further distribution to the Note Purchasers) the unaudited consolidated balance sheets of the Parent Guarantor and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Parent Guarantor and its consolidated subsidiaries, (a) for the fiscal quarter ended September 30, 2023 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date (the “Historical Financial Statements”). The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby and present fairly, in all material respects, the Parent Guarantor and its consolidated subsidiaries’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Historical Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

(d) On the Closing Date and after giving effect to the transactions to be consummated on the Closing Date, the Parent Guarantor is Solvent.

(e) The Parent Guarantor is not in violation of any law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

(f) No Default (as defined below) or Event of Default (as defined below) has occurred and is continuing, and no Indenture Event of Default or “Default” under and as defined in the Indenture (a “Indenture Default”) has occurred and is continuing.

(g) There are no conditions precedent to the effectiveness of this Guaranty that have been satisfied or waived.

(h) The Parent Guarantor has, independently and without reliance upon any Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Parent Guarantor has established adequate means of obtaining from each Note Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Note Parties.

(i) The Parent Guarantor is not an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

(j) The Parent Guarantor is not engaged, principally or as one of its important activities, in the business extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

Section 7. Covenants. The Parent Guarantor covenants to the Agent and each Noteholder that, from and after the date hereof until Full Payment of the Obligations, the Parent Guarantor:

(a) subject to Section 7(h), shall maintain (i) its legal existence, (ii) good standing in its jurisdiction of organization, except, in the case of clause (ii) in such cases where failure to maintain its good standing would not exceed ten Business Days after the earlier of (A) receipt by the Parent Guarantor of notice of such failure from the Agent or (B) actual knowledge of such failure by a Responsible Officer of the Parent Guarantor, and (iii) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of the Parent Guarantor except, in the case of this clause (iii), in such cases where the failure to maintain its qualification and/or good standing would not reasonably be expected to have a Material Adverse Effect;

(b) shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance could not reasonably be expected to have a Material Adverse Effect. The Parent Guarantor shall take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to obtain and maintain such licenses, permits, franchises, and governmental authorizations could not reasonably be expected to have a Material Adverse Effect;

(c) shall ensure that (i) none of the Note Parties or any of their respective Subsidiaries or any of the respective directors, officers or, to the Note Parties’ knowledge, employees, agents, Affiliates of the Note Parties or any of their respective Subsidiaries is a Sanctioned Person, (ii) none of the Note Parties or any of their respective Subsidiaries, or any of the respective directors, officers or, to the Note Parties’ knowledge, employees or agents (each in their capacity as such) or, to the extent involved in any transactions covered by this Guaranty, Affiliates of the Note Parties or any of their respective Subsidiaries is engaged or has, in the five years prior to the date of this Guaranty, engaged, in dealings in, with or involving any Sanctioned Person in violation of applicable Sanctions or in a manner that could result in the imposition of Sanctions on any party to this Guaranty, (iii) each Note Party and its Subsidiaries will continue to maintain or be subject to policies and procedures designed to promote and achieve compliance with applicable Sanctions in all material respects and (iv) each Note Party and its Subsidiaries are in compliance with all applicable Sanctions in all material respects;

(d) shall (i) perform and observe, and cause each of the Note Parties to perform and observe, all of the terms, covenants and agreements set forth hereunder and/or in each Note Document on its or their part to be performed or observed (as applicable), in each case, in accordance with the provisions hereof and thereof, (ii) refrain from taking any action, and cause each of the Note Parties to refrain from taking any action, that will cause the occurrence of an Indenture Event of Default;

(e) (i) shall comply in all material respects with the terms of its organizational documents, and (ii) shall not amend, modify or change in any manner or any term or condition thereof that is materially adverse to the interests of the Note Purchasers;

(f) shall ensure that its obligations hereunder rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

(g) shall provide (i) notice of the occurrence of any Indenture Event of Default or Indenture Default in accordance with Section 6.3(a) thereof, and (ii) notice promptly and in any event no later than five Business Days after a Responsible Officer becoming aware of any default by the Parent Guarantor of its obligations under this Guaranty (“Default”; upon such Default becoming an “Event of Default” under the Indenture, a “Event of Default”) and/or the occurrence of any Event of Default, including a description of such Event of Default reasonably satisfactory to the Agent and the actions contemplated to be taken by the Parent Guarantor to remedy such Event of Default;

(h) shall not merge, amalgamate, consolidate, dividend or distribute of all or substantially all of its business units, assets and properties, to another Person, unless (1) either (i) the Parent Guarantor is the surviving Person or (ii) the Person formed by or surviving any such merger, amalgamation, or consolidation (if other than the Parent Guarantor) or to which such dividend or distribution has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (2) the Successor Person, if applicable, assumes all the obligations of the Parent Guarantor under this Guaranty pursuant to an amendment to this Guaranty;

(i) shall not wind up, liquidate or dissolve, or change its legal form, liquidate or dissolve or enter into any division of assets;

(j) (i) shall not, without the prior written consent of Agent (acting at the direction of the Required Noteholders), commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against any Note Party; and (ii) shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which the Parent Guarantor may have against any Note Party relating to any indebtedness of any Note Party to the Parent Guarantor, and hereby assigns to Agent (on behalf of the Noteholders) all rights of the Parent Guarantor thereunder. If the Parent Guarantor does not file any such claim, the Agent, as attorney-in-fact for the

Parent Guarantor, is hereby authorized to do so in the name of the Parent Guarantor or, in Agent’s discretion (acting at the direction of Holders of a majority in outstanding principal amount of the Notes (determined in accordance with Section 2.08 of the Indenture)), to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Agent’s nominee. The foregoing power of attorney is coupled with an interest which cannot be revoked. The Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Agent to the extent of any Guaranteed Obligations which then remain due, unpaid or unperformed, and, to the full extent necessary for that purpose, the Parent Guarantor hereby assigns to Agent all of the Parent Guarantor’s rights to all such payments or distributions to which the Parent Guarantor would otherwise be entitled; provided that the Parent Guarantor’s obligations hereunder shall not be satisfied except to the extent that Agent receives cash by reason of any such payment or distribution. If Agent receives anything hereunder other than cash, the same shall be held as Collateral for amounts due under this Guaranty;

(k) (i) shall Beneficially Own (and of record own), directly or indirectly, at least 50.1% of the equity interests in each of the Company and Holdings (any failure or noncompliance with the foregoing, a “Loss of Control”) (it being understood and acknowledged that any occurrence of a Loss of Control shall constitute an Event of Default, regardless of whether the Parent Guarantor or any other Person permitted the same); and (ii) shall not make or declare any dividend or distribution (and/or any authorization and declaration thereof), other than to the extent such Distribution is made in Cash (and, without limitation, not in Capital Stock or other property and assets of such Person); and

(l) shall from time to time, on request by the Agent or any Noteholder, do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Agent or any Noteholder may reasonably consider necessary for giving full effect to this Guaranty and/or full benefits or intention of all rights, powers and remedies conferred upon the Agent and the Noteholders hereunder.

Section 8. Amendments, Etc.

No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Parent Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent (at the direction or with the consent of the Required Noteholders) and the Parent Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9. Notices, Etc. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture. This Guaranty may be authenticated by manual signature, facsimile or other electronic communication, and the effectiveness of this Guaranty and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

Section 10. No Waiver; Remedies. No failure on the part of the Agent or any Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11. Right of Set-off. In addition to any rights and remedies of the Note Purchasers provided by law, if an Indenture Event of Default or Event of Default is then continuing or the Notes have been accelerated prior to Full Payment, the Agent and each Noteholder is authorized at any time and from time to time, without prior notice to the Parent Guarantor, any such notice being waived by the Parent Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Noteholder or any Affiliate of such Noteholder to or for the credit or the Parent Guarantor against any and all Obligations then due and owing by the Parent Guarantor or any Note Party under this Guaranty or any Note Document to such Noteholder, now or hereafter existing, irrespective of whether or not the Agent or such Noteholder shall have made demand under this Guaranty or any Note Document.

Section 12. Indemnification. In any suit, proceeding or action brought by the Agent or any of the Noteholders relating to or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Note Party enforceable against such Note Party in accordance with their terms, the Parent Guarantor agrees to save, indemnify and keep the Agent and the Noteholders harmless from and against all reasonable and documented out-of-pocket fees and expenses or losses suffered by reason of any defense, setoff or counterclaim arising out of a breach by the Parent Guarantor of any obligation hereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Parent Guarantor, in each case to the extent required by Section 12 of the Indenture; provided that each reference therein to “the Company” shall be deemed to be a reference to “the Parent Guarantor” and each reference therein to “Indemnified Person” shall be deemed to include each Noteholder. All such obligations of the Parent Guarantor shall be and remain enforceable against and only against the Parent Guarantor and shall not be enforceable against the Agent or any of the Noteholders.

(a) Without prejudice to the survival of any of the other agreements of the Parent Guarantor under this Guaranty or any of the Note Documents, the agreements and obligations of the Parent Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, the last sentence of Section 4(a), Section 5 and this Section 12 shall survive the Full Payment of the Obligations and all of the other amounts payable under this Guaranty.

Section 13. Continuing Guaranty; Assignments under the Indenture. This Guaranty is a continuing guaranty and shall (a) apply to all Guaranteed Obligations whenever arising and remain in full force and effect until Full Payment of the Obligations has occurred, (b) be binding upon the Parent Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Noteholders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent and any Noteholder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture, in accordance with the terms of the Indenture, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as and to the extent provided and permitted in Section 12.2 (or, in the case of the Agent, Article 7) of the Indenture; provided that each reference therein to “the Company” shall be deemed to be a reference to “the Parent Guarantor” and each reference therein to “Indemnified Person” shall be deemed to include each Noteholder. The Parent Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Note Purchasers, and any purported assignment or transfer without such consent will be void ab initio, and the Parent Guarantor shall not be released from its obligations hereunder pursuant thereto.

Section 14. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Guaranty may be authenticated by manual signature, telecopier, or other electronic communication, and the effectiveness of this Guaranty and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any signature delivered electronically or by facsimile. Notwithstanding anything to the contrary under this Guaranty or any Note Document, the words “authenticated”, “execution,” “signed,” “signature,” and words of like import hereunder or thereunder shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 15. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY NOTE DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE PARENT GUARANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARENT GUARANTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (x) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PARENT

GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS AND (y) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS GUARANTY. THE PARENT GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 13.01 OF THE INDENTURE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID.

(d) THE PARENT GUARANTOR AND THE AGENT EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARENT GUARANTOR AND THE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

Section 16. Keepwell. The Parent Guarantor, to the extent constituting a Qualified ECP Guarantor, hereby continually, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Note Party to honor all of its obligations under the Guaranty Agreement in respect of Swap Obligations (provided, however, that the Parent Guarantor, to the extent constituting a Qualified ECP Guarantor, shall only be liable under this Section 16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 16, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 16 shall remain in full force and effect until the Full Payment of all Obligations and termination of all commitments under the Indenture. The Parent Guarantor, to the extent constituting a Qualified ECP Guarantor, intends that this Section 16 constitute, and this Section 16 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each Note Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, the Parent Guarantor, to the extent that it has total assets exceeding $10,000,000 at the time the this Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 17. Severability. In the event any provision of this Guaranty is prohibited or unenforceable in any jurisdiction, such provision shall, solely as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

Section 18. Headings. Section headings used herein are for convenience of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

Section 19. Entire Agreement. This Guaranty, together with any other agreements executed in connection herewith, embodies the entire agreement and understanding among the Parent Guarantor, the Agent and the Noteholders with respect the subject matter hereof and thereof and supersedes all prior oral and written agreements and understandings among the Parent Guarantor, the Agent and the Noteholders relating to the subject matter hereof and thereof.

Section 20. Unenforceability of Obligations. If for any reason the Company or any other Note Party has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company or any other Note Party by reason of the any Note Party’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Parent Guarantor to the same extent as if the Parent Guarantor at all times had been the principal obligor on all the Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all of the Guaranteed Obligations otherwise subject to acceleration under the terms of the Indenture or any other agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligations shall be immediately due and payable by the Parent Guarantor.

Section 21. Relationship to Note Parties. The value of the consideration received and to be received by the Parent Guarantor is reasonably worth at least as much as the liability and obligation of the Parent Guarantor incurred or arising under this Guaranty and all related papers and arrangements. The Parent Guarantor and its board of directors or equivalent governing body, its advisors and general partners have determined that such liability and obligation may reasonably be expected to substantially benefit the Parent Guarantor directly or indirectly. The Parent Guarantor has had full and complete access to the underlying documents relating to the Guaranteed Obligations and all other documents, agreements and instruments executed by the Company or any Note Party in connection with the Guaranteed Obligations and has reviewed them and is fully aware of the meaning and effect of their contents. The Parent Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. The Parent Guarantor acknowledges and confirms that the Parent Guarantor itself has established its own adequate means of obtaining from the Company and/or each Note Party on a continuing basis all information desired by the Parent Guarantor concerning the financial condition of the Company and/or each Note Party and that the Parent Guarantor will look to the Company and/or the other Note Parties and not to the Agent or any Noteholder in order for the Parent Guarantor to keep adequately informed of changes in any Note Party’s financial condition. The Parent Guarantor agrees that neither the Agent nor any Noteholder shall have any obligation to advise or notify the Parent Guarantor or to provide the Parent Guarantor with any data or information.

Section 22. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. The Parent Guarantor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the Parent Guarantor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 23 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

IN WITNESS WHEREOF, the Parent Guarantor has caused this Guaranty to be dully executed and delivered by its officer thereunto duly authorized as of the date first above written.

PROFRAC HOLDING CORP.

By:	/s/ Steven Scrogham
Name: Steven Scrogham
Title: Corporate Secretary

[Signature Page to Parent Guaranty, dated December 27, 2023, by and among

ProFrac Holdings Corp. and U.S. Bank Trust Company, National Association]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

[Signature Page to Parent Guaranty, dated December 27 , 2023, by and among

ProFrac Holdings Corp. and U.S. Bank Trust Company, National Association]